Amendment No. 1 Dated May 27, 2021	Filed Pursuant to Rule 424(b)(5)
To Prospectus Supplement Dated December 21, 2020	Registration No. 333-249521
(To Prospectus Dated October 26, 2020)

Up to $20,000,000

Common Stock

This Amendment No. 1 to Prospectus Supplement, or amendment, updates, amends and supplements certain information contained in the Prospectus Supplement dated December 21, 2020, or the prospectus supplement, relating to the offer and sale of shares of our common stock through or to H.C. Wainwright & Co., LLC, or HCW, as sales agent or principal. This amendment should be read in conjunction with the prospectus supplement and the prospectus dated October 26, 2020, or the prospectus. This amendment amends only those sections of the prospectus supplement listed in this amendment; all other sections of the prospectus supplement remain as is. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the prospectus supplement.

On December 21, 2020, we entered into a Common Stock Sales Agreement, or the Sales Agreement, with HCW relating to shares of our common stock, offered by the prospectus supplement. At the time of the filing of the prospectus supplement, we were subject to General Instruction I.B.6 of Form S-3 as a result of our public float being less than $75.0 million, which limited the maximum amount of securities we could sell under the sales agreement to the amount set forth in the prospectus supplement ($10,000,000). As of May 27, 2021, our public float is above $75.0 million and, as a result, we are not subject to the limitations contained in General Instruction I.B.6 of Form S-3 as of the date of this amendment. This amendment will clarify that as of the date hereof, we are qualified for the primary offering of our shares of common stock pursuant to General Instruction I.B.1. of Form S-3.

Pursuant to the Sales Agreement, we may offer and sell shares of our common stock, par value $0.001, having an aggregate offering price of up to $20 million (which amount includes the value of the shares we have already sold prior to the date of this amendment) from time to time through or to HCW, acting as sales agent or principal, in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act at our discretion. As of May 27, 2021, we have sold 677,309 shares of common stock having an aggregate gross proceeds of approximate $9.25 million under the Sales Agreement pursuant to the prospectus supplement and the prospectus.

Our common stock is listed on The Nasdaq Capital Market, or the Exchange, under the symbol “FLUX.” On May 26, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $10.75 per share. As of May 27, 2021, we have an aggregate offering price of approximately $10.75 million of shares of common stock that are available for sale under the prospectus supplement, the prospectus and this amendment.

Sales of our common stock, if any, under this prospectus supplement, as amended by this amendment, and accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. HCW is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between HCW and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to HCW for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, HCW will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of HCW will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to HCW with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our common stock involves high degree of risk. See “Risk Factors” beginning on page A-4 of this amendment, page S-5 of the prospectus supplement, page 5 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this amendment, the prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this amendment, the prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. WAINWRIGHT & CO.

The date of this Amendment No.1 to Prospectus Supplement is May 27, 2021

TABLE OF CONTENTS

Amendment No. 1 to Prospectus Supplement

We have not, and the sales agent has not, authorized anyone to provide you with information different than that which is contained in or incorporated by reference in this amendment, the prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this amendment, the prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this amendment, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this amendment, the prospectus supplement, the accompanying prospectus, the documents incorporated by reference in the prospectus supplement, as amended, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the prospectus supplement, as amended, and the accompanying prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

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ABOUT THIS AMENDMENT TO PROSPECTUS SUPPLEMENT

This amendment, the prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process on Form S-3 (File No. 333-249521), and that was declared effective by the SEC on October 26, 2020. Under the prospectus supplement dated December 21, 2020, as amended by this amendment, we may offer shares of our common stock having an aggregate sales price of up to $20.0 million (which amount includes the value of the shares we have already sold prior to the date of this amendment) from time to time at prices and on terms to be determined by market conditions at the time of offering. These sales, if any, will be made pursuant to the terms of the Sales Agreement entered into between us and HCW on December 21, 2020, a copy of which is incorporated by reference into the prospectus supplement.

This amendment describes the specific details regarding this offering, including the price, the amount of our common stock being offered, certain risks of investing in our common stock and other items. You should read this entire amendment, the prospectus supplement, as well as the accompanying prospectus, together with the additional information described therein under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” carefully before making an investment decision. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

To the extent there is a conflict between the information contained in this amendment, on the one hand, and the information contained in the prospectus supplement and the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, as amended, on the other hand, you should rely on the information in this amendment. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

You should assume that the information contained in this amendment is accurate as of the date on the front cover of this amendment only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this amendment, the prospectus supplement or the accompanying prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.

Unless otherwise indicated or unless the context requires otherwise, this amendment includes the accounts of Flux Power Holdings, Inc., a Delaware corporation and its wholly-owned subsidiary, collectively referred to as “we”, “us”, “our” or the “Company”.

This amendment, the prospectus supplement, the accompanying prospectus, and the information incorporated herein and thereby by reference include various trademarks, service marks and trade names that we own and use in connection with the operation of our business. This amendment may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this amendment is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This amendment, prospectus supplement and accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this amendment, the other information in the prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended June 30, 2020.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this amendment, the prospectus supplement and the accompanying prospectus.

You should read this amendment, prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this amendment, prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this amendment, prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

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THE OFFERING

Common stock Offered by Us:	Shares of our common stock having an aggregate offering price of up to $20 million, or this offering.

Manner of Offering:	“At the Market Offering” that may be made from time to time through or to, HCW, as sales agent or principal. See “Plan of Distribution” on page A-8.

Use of Proceeds:	We intend to use the net proceeds, if any, from this offering for general corporate purposes, strengthening our balance sheet and working capital. See “Use of Proceeds” on page A-6.

Risk Factors:	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page A-4 of this amendment, page S-5 of the prospectus supplement, page 5 of the prospectus, and other information included or incorporated by reference into this amendment, the prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our common stock.

The Nasdaq Capital Market Trading Symbol:	FLUX

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed below and discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this amendment, the prospectus supplement and accompanying prospectus in their entirety, together with all of the other information contained or incorporated by reference in this amendment, the prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Additional Risks Related to Our Stock and this Offering

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

If you purchase our common stock in this offering, you may incur immediate dilution in the book value of your investment as of March 31, 2021.

The offering price per share in this offering may exceed the historical and pro forma net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 1,362,514 shares of our common stock are sold at a price of $10.75 per share, the last reported sale price of our common stock on the Exchange on May 26, 2021, for aggregate gross proceeds of $14.65 million (which is the remaining amount available for sale under this offering excluding the 335,666 shares of common stock sold under this offering from April 1 to May 26, 2021) and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $9.33 per share, representing the difference between our pro forma net tangible book value per share as of March 31, 2021 and after giving effect to this offering and the assumed offering price. If we were to sell shares of our common stock in this offering at a price per share greater than our pro forma net tangible book value, it would result in dilution of your investment. The exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units would result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

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We do not anticipate paying dividends on our common stock and, accordingly, shareholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

The common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares of common stock as a result of sales of common stock made at prices lower than the prices they paid.

The actual number of shares of common stock we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to HCW at any time throughout the term of the Sales Agreement. The number of shares of common stock that are sold by HCW after delivering a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with HCW. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.

Our common stock may become the target of a “short squeeze.”

In 2021, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of common stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the shares to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those shares have abated. We may be a target of a short squeeze, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

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If securities or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $20,000,000 (which amount includes approximately $9.25 million of gross proceeds from shares we have already sold pursuant to the sales agreement prior to the date of this amendment) from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, expenses, and proceeds to us, if any, are not determinable at this time but will be reported in our periodic reports.

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, strengthening our balance sheet and working capital.

As of the date of this amendment, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

DILUTION

Our net tangible book value as of March 31, 2021 was approximately $6,392,000, or $0.49 per share. Our pro forma net tangible book value per share as of March 31, 2021 was approximately $20,460,000, or $1.42 per share. Our net tangible book value as of March 31, 2021 is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2021. Dilution with respect to pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 1,362,514 shares of our common stock in this offering at an assumed offering price of $10.75 per share, the last reported sale price of our common stock on the Exchange on May 26, 2021 (which represents the remaining amount available for sale under this offering) and after deducting estimated offering commissions and offering expenses payable by us, our pro forma net tangible book value as of March 31, 2021 would have been approximately $20,460,000 or $1.42 per share. This represents an immediate increase in net tangible book value of $0.93 per share to existing stockholders and immediate dilution of $9.33 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$10.75
net tangible book value per share as of March 31, 2021	$0.49
Increase in per share attributable to this offering	$0.93
Pro forma net tangible book value per share after this offering		$1.42
Dilution per share to new investors purchasing in this offering		$9.33

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The above discussion and table are based on 13,003,795 shares of our common stock outstanding as of March 31, 2021, and excludes:

●	544,840 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2021, at a weighted average exercise price of $11.10 per share;
●	224,483 shares of our common stock issuable upon exercise of warrants outstanding as of March 31, 2021, at a weighted average exercise price of $4.50 per share; and
●	128,323 shares of our common stock reserved for issuance pursuant to granted restricted stock units, or RSUs, at a weighted average fair value price of $8.88 per share at time of grant; and
●	335,666 shares of common stock sold under this offering from April 1 to May 27, 2021.

The table above assumes for illustrative purposes that an aggregate of 1,362,513 shares of our common stock are sold during the term of the Sales Agreement with HCW at a price of $10.75 per share, the last reported sale price of our common stock on the NASDAQ on May 26, 2021, for aggregate gross proceeds of $14,650,000, which represents the remaining amount available for sale under this offering as of March 31, 2021. The shares subject to the Sales Agreement with HCW are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $10.75 per share shown in the table above, assuming all of our common stock in the aggregate amount of $14,650,000, which represents the remaining amount available for sale under this offering, during the term of the Sales Agreement with HCW is sold at that price, would increase the dilution in pro forma net tangible book value per share to new investors in this offering to $10.31 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $10.75 per share shown in the table above, assuming all of our common stock in the aggregate amount of $14,650,000, which represents the remaining amount available for sale under this offering, during the term of the Sales Agreement with HCW is sold at that price, would decrease the dilution in pro forma net tangible book value per share to new investors in this offering to $8.34 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that options or warrants outstanding as of March 31, 2021 have been or may be exercised, or there has been a settlement of outstanding restricted stock units, or other shares issued subsequent to March 31, 2021 (including subsequent sales in the ATM Offering), investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

Pursuant to our Common Stock Sales Agreement with HCW, dated December 21, 2020, or the Sales Agreement, we may issue and sell shares of our common stock having an aggregate gross sales price of up to $20 million from time to time through or to HCW acting as a sales agent or principal. Sales of our common stock, if any, under this amendment, the prospectus supplement and the prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act.

Each time we wish to issue and sell common stock, we will notify HCW of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed HCW, unless HCW declines to accept the terms of the notice, HCW has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. We may instruct HCW not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or HCW may suspend the offering of shares of common stock being made through HCW under the Sales Agreement upon proper notice to the other party.

We will pay HCW commissions for its services in acting as agent in the sale of our common stock. HCW will be entitled to compensation at a commission rate equal to 3% of the aggregate gross sales price of the shares sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse HCW for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000 and $2,500 each calendar quarter, as provided in the Sales Agreement.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and HCW in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, HCW will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of HCW will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to HCW against certain civil liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Exchange and trades under the symbol “FLUX.” The transfer agent and registrar for our common stock is Issuer Direct Corporation, 1981 Murray Holladay Rd Suite 100, Salt Lake City, Utah 84117.

HCW and/or its affiliates may in the future provide various investment banking and other financial services for us for which services they may in the future receive customary fees.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. We have incorporated by reference a copy of the Sales Agreement with this amendment.

LEGAL MATTERS

The validity of the common stock offered by this amendment, the prospectus supplement and the accompanying prospectus will be passed upon by Lewis Brisbois Bisgaard & Smith LLP, San Francisco, California. Duane Morris LLP, New York, New York is counsel to HCW in connection with this offering.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus supplement, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 001-31543):

●	Our annual report on Form 10-K for the period ended June 30, 2020 filed with the SEC on September 28, 2020;
●	Quarterly report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 12, 2020;
●	Quarterly report on Form 10-Q for the quarter ended December 31, 2020, filed with the SEC on February 11, 2021;
●	Quarterly report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021;
●	Definitive proxy statement related to our April 29, 2021 annual meeting of shareholders filed with the SEC on March 15, 2021;
●	Current reports on Form 8-K filed with the SEC on November 2, 2020; November 9, 2020, November 12, 2020; December 21, 2020; January 6, 2021; February 17, 2021; February 25, 2021; March 31, 2021; May 4, 2021; and May 27, 2021; and
●	The description of our common stock set forth in Item 1 of our Registration Statement on Form 8-A filed on August 6, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this amendment, the prospectus supplement and the accompanying prospectus additional documents (other than current reports furnished under item 2.02 or item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this amendment, the prospectus supplement and the accompanying prospectus is deemed to be modified or superseded for purposes of this amendment, the prospectus supplement and the accompanying prospectus to the extent that a statement contained in this amendment, the prospectus supplement or the accompanying prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This amendment, the prospectus supplement and the accompanying prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this amendment, the prospectus supplement and the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this amendment, the prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this amendment, the prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this amendment, the prospectus supplement or the accompanying prospectus, or the date of the documents incorporated by reference in this amendment, the prospectus supplement and the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom this amendment, the prospectus supplement and the accompanying prospectus are delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this amendment, the prospectus supplement and the accompanying prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at

Flux Power Holdings, Inc.

2685 S. Melrose Drive

Vista, California 92081

Attention: Corporate Secretary

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Up to $20,000,000

Common Stock

H.C. Wainwright & Co.

Amendment No. 1

to

Prospectus Supplement dated December 21, 2020